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                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             BALANCE BAR COMPANY,
                            A DELAWARE CORPORATION

                    (PURSUANT TO SECTIONS 228, 242 AND 245
                   OF THE DELAWARE GENERAL CORPORATION LAW)

     BALANCE BAR COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") does hereby certify:

     FIRST: That the corporation was originally incorporated as Bio-Engineered Foods, Inc. on February 14, 1992 pursuant to the General Corporation Law.

     SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the corporation, declaring such amendment and restatement to be advisable and in the best interests of the corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

     "RESOLVED: That the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                 ARTICLE I

     The name of the corporation is BALANCE BAR COMPANY (the "Corporation").

                                 ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                 ARTICLE IV

     The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is 24,000,000, par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is 12,000,000, par value $0.01 per share. Upon the amendment of this Article IV, to read as herein set forth, each outstanding share of Common Stock is split and converted into six (6) shares of Common Stock and each outstanding share of Preferred Stock is split and converted into six
(6) shares of Series A Convertible Preferred Stock (as designated below).

     The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation (the "Restated Certificate"), to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

              Designation of Series A Convertible Preferred Stock
              ---------------------------------------------------

          All shares of the Corporation's Preferred Stock outstanding on the date of filing of this Restated Certificate are hereby redesignated as Balance Bar Company Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"). The number of shares constituting Series A Convertible Preferred Stock, after the split set forth above, shall be 3,806,910. All shares of Series A Convertible Preferred Stock will be identical and will entitle the holders thereof to the same rights and privileges. The Series A Convertible Preferred Stock shall have the designations, powers, preferences, rights, qualifications, limitations or restrictions set forth below.


          1.  Dividends.  The holders of record of Series A Convertible
              ---------
Preferred Stock shall be entitled to receive dividends, as and if declared by the Board of Directors, out of any funds legally available for the purpose in the same amount per share as may be declared by the Board of Directors on shares of Common Stock. When, and as dividends or other distributions are declared, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Series A Convertible
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Preferred Stock shall be entitled to share equally, share for share, in such dividends or other distributions.

          2.  Liquidation Rights.  In the event of any liquidation, dissolution
              ------------------
or winding up of the Corporation, the holders of Series A Convertible Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders payment in cash of $.3834 per share before any amount shall be paid or set aside for, or any distribution of assets shall be made to, the holders of Common Stock or other stock of the Corporation ranking junior to the Series A Convertible Preferred Stock with respect to liquidations. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of Series A Convertible Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratable among the shares of Series A Convertible Preferred Stock in accordance with the preferential amounts payable with respect thereto if paid in full.

              Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the stock of the Corporation, nor a sale or transfer of all or any part of its assets, shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph 2. Any corporation or other entity that engages in any such consolidation, merger or reorganization with the Corporation and that is the surviving entity after any such event shall, as a condition to the Corporation's engaging in such event, be bound by the terms hereof to the same extent as the Corporation if it were the surviving entity.

          3.  Conversion of Series A Convertible Preferred Stock.  Each record
              --------------------------------------------------
holder of Series A Convertible Preferred Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of Series A Convertible Preferred Stock held by such holder, into shares of Common Stock. Each share of Series A Convertible Preferred Stock may be converted into one (1) share of Common Stock.

          4.  Voting Rights.  The holders of Series A Convertible Preferred
              -------------
Stock shall have the same voting rights as holders of the Common Stock of the Corporation.

          5.  Conversion Procedures
              ---------------------

              (a). Each conversion of shares of Series A Convertible Preferred Stock into Common Stock shall be accomplished by the surrender of the certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted (the "Converting Shares"), as the case may be, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Series A Convertible Preferred Stock) at
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any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that such holder desires to convert the Converting Shares, or a specified number of the shares represented by such certificate or certificates, into the number of shares of Common Stock specified in such notice (the "Converted Shares") and (ii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Subject to any applicable transfer restrictions, upon receipt of such conversion notice, together with the certificate(s) evidencing the Converting Shares, the Corporation shall issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares that were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but that were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date of which such certificate(s) shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

          (b) Upon the issuance of the Converted Shares in accordance with this subparagraph 5, such shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable.

          (c) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issue upon conversion of shares of Series A Convertible Preferred Stock such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock.

          (d) Shares of Series A Convertible Preferred Stock that are converted into shares of Common Stock may not be reissued as Series A Convertible Preferred Stock, but shall be available for issuance in the event that the Board of Directors designates any new series of Preferred Stock.

          (e) The issuance of certificates evidencing Converted Shares shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Converted Shares.

          (f) The Corporation shall issue fractional shares of Common Stock upon any conversion of shares of Series A Convertible Preferred Stock, but the
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Corporation shall not issue any fractional shares of Common Stock other than tenths and hundredths. Upon the conversion of any shares of Series A Convertible Preferred Stock into shares of Common Stock the Corporation shall issue shares of Common Stock in an amount rounded to the nearest hundredth of a share, and no consideration shall be paid with respect to the amount eliminated as a result of such rounding.

                                 ARTICLE V

     Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                 ARTICLE VI

     The number of directors of the Corporation shall be fixed from time to time by a resolution duly adopted by the Board of Directors.

     The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of fiscal year 1998, the directors first elected to Class II shall serve for a term ending on the second annual meeting next following the end of fiscal year 1999, and the directors first elected to Class III shall serve for a term ending on the third annual meeting next following the end of fiscal year 2000. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.

     At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to either class, the Board shall allocate
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it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

                                  ARTICLE VII

     No stockholder entitled to vote at any election of directors shall have the right to cumulate his or her votes. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE VIII

     Except as otherwise provided in this Restated Certificate, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action, and the power of stockholders to consent in writing to the taking of any action by less than unanimous consent of all such stockholders is specifically denied.

                                  ARTICLE IX

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE X

     In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting
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together as a single class, shall be required to amend or repeal the provisions of Article I, Article II, and Article III of this Restated Certificate. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Restated Certificate not specified in the preceding sentence."


     THIRD: The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has signed this Certificate this _____ day of __________, 1998.




                                   --------------------------------
     James A. Wolfe, President

ATTEST:


--------------------------
Richard G. Lamb, Secretary